PROXY

                         SPECIAL MEETING OF SHAREHOLDERS
                              BMC BANCSHARES, INC.
[R]
                                February 5, 1997
[/R]
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                              BMC BANCSHARES, INC.

[R]
   The undersigned shareholder of BMC Bancshares, Inc., an Illinois corporation ("BMC"), hereby appoints W. Gene Guisewite, Jack D. Fowler and Daniel R. Schonert, and any of them, with full power to act alone, as proxies, each with full power of substitution and revocation, to vote all shares of Common Stock of BMC which the undersigned is entitled to vote at the Special Meeting of Shareholders of BMC (the "Special Meeting") to be held at the main office of Bank of Mt. Carmel located at 601 Market Street, Mt. Carmel, Illinois, on February 5, 1997, at 10:00 a.m., local time, and at any adjournment or adjournments thereof, with all powers the undersigned would possess if personally present, on the following:
[/R]

    Proposal to approve an Agreement and Plan of Merger, dated October 11, 1996, by and among BMC, CNB Bancshares, Inc., an Indiana corporation ("CNB"), and HBI Acquisition Company, an Illinois corporation and wholly-owned subsidiary of CNB ("HBI"), providing for CNB's acquisition of BMC by means of the merger of BMC with and into HBI.

               [ ] FOR            [ ] AGAINST         [ ] ABSTAIN

    Proposal to permit the Special Meeting to be adjourned or postponed, in the discretion of the proxies, which adjournment or postponement could be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the referenced Agreement and Plan of Merger.

               [ ] FOR            [ ] AGAINST         [ ] ABSTAIN

The undersigned hereby ratifies and confirms that all said proxies, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of the Special Meeting and the Prospectus/Proxy Statement accompanying it.

THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU ABOVE. IF NO SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED "FOR" THE PROPOSALS DESCRIBED ABOVE.

[R]
Dated _________________, 1997.       SIGN HERE:
[/R]                                 -------------------------------------------
                                     -------------------------------------------
                                     Please insert date of signing.  Sign
                                     exactly as name appears at left.  Where
                                     stock is issued in two or more names, all should sign. If signing as attorney, administrator, executor, trustee or guardian, give full title as such. A corporation should sign by an authorized officer and affix seal.